As filed  with the  Securities  and  Exchange  Commission  on June 11, 2003
                                                     Registration No. 333-104437


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             HARLEYSVILLE GROUP INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                         (state or other jurisdiction of
                         incorporation or organization)

                                   51-0421172
                     (I.R.S. Employer Identification Number)

                                355 MAPLE AVENUE
                           HARLEYSVILLE, PA 19438-2297
                                 (215) 256-5000
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)





                       HARLEYSVILLE GROUP CAPITAL TRUST I
                       HARLEYSVILLE GROUP CAPITAL TRUST II
                   (Exact name of each registrant as specified
                          in its certificate of trust)

                                    DELAWARE
                         (state or other jurisdiction of
                         incorporation or organization)

                                TO BE APPLIED FOR
                     (I.R.S. Employer Identification Number)

                          C/O WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              WILMINGTON, DE 19890
                                 (866) 542-2135
                   (Address, including zip code and telephone
                  number, including area code, of Registrant's
                          principal executive offices)





                                WALTER R. BATEMAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             HARLEYSVILLE GROUP INC.
                                355 MAPLE AVENUE
                           HARLEYSVILLE, PA 19438-2297
                                 (215) 256-5000
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                  ------------
                                   COPIES TO:



                                 ROGER A. BROWN
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                             HARLEYSVILLE GROUP INC.
                                355 MAPLE AVENUE
                           HARLEYSVILLE, PA 19438-2297
                                 (215) 256-5000




                                 HENRY S. BRYANS
                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                              18TH & CHERRY STREETS
                      PHILADELPHIA, PENNSYLVANIA 19103-6996
                                 (215) 988-2700



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                                  CALCULATION OF REGISTRATION FEE
============================== ====================== ======================= ======================= =======================
   Title of Each Class of                                Proposed Maximum        Proposed Maximum
      Securities to be             Amount to be         Offering Price Per      Aggregate Offering          Amount of
        Registered(1)              Registered(2)           Unit (3)(4)           Price (2)(3)(4)       Registration Fee(4)
------------------------------ ---------------------- ----------------------- ----------------------- -----------------------
Common Stock of Harleysville
Group Inc., par value $1.00
per share(5)

Preferred Stock of
Harleysville Group Inc., par
value $1.00 per share

Depositary Shares of
Harleysville Group Inc.(6)

Debt Securities of
Harleysville Group Inc.(7)

Units of Harleysville Group
Inc.

Trust Preferred Securities
of Harleysville Group
Capital Trust I

Trust Preferred Securities
of Harleysville Group
Capital Trust II

Guarantees of Trust
Preferred Securities of
Harleysville Group Capital
Trust I and Harleysville
Group Capital Trust II by
Harleysville Group Inc., and
certain backup
undertakings(8)
------------------------------ ---------------------- ----------------------- ----------------------- -----------------------
Total                              $200,000,000                100%                $200,000,000             $18,400(9)
============================== ====================== ======================= ======================= =======================


(1) These offered securities may be sold separately, together or as units with other offered securities.

(2) Such indeterminate number or amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Units of Harleysville Group Inc. and trust preferred securities of Harleysville Group Capital Trust I and Harleysville Group Capital Trust II as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $200,000,000. If any Debt Securities are issued at an original issue discount, then the aggregate principal amount payable at maturity may exceed $200,000,000, but the aggregate initial offering price shall not exceed $200,000,000. Certain debt securities of Harleysville Group Inc. may be issued and sold to either or both of Harleysville Group Capital Trust I and Harleysville Group Capital Trust II in connection with the issuance of trust preferred securities by either or both of such trusts, in which event such Debt Securities may later be distributed to the holders of such trust preferred securities upon a dissolution of Harleysville Group Capital Trust I and/or Harleysville Group Capital Trust II and the distribution of the assets thereof.

(3)   Estimated solely for purposes of calculating the registration fee.

(4) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold will not exceed $200,000,000 (see Note 2 above). Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares registered hereunder.

(5) Also includes such presently indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into Common Stock. Prior to the occurrence of certain events, such conversion or exchange rights will not be exercisable or evidenced separately from the Common Stock.

(6) To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.

(7) Subject to Note 2, such indeterminate principal amount of Debt Securities (which may be senior, senior subordinated or subordinated).

(8) No separate consideration will be received for the Guarantees. The Guarantees include the rights of holders of the trust preferred securities under the Guarantees and certain backup undertakings, comprised of obligations of Harleysville Group Inc. under a subordinated indenture and any supplemental indentures thereto and under the applicable trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of each of Harleysville Group Capital Trust I and Harleysville Group Capital Trust II, as described in this registration statement. All obligations under the applicable trust agreement, including the indemnity obligation, are included in the back-up undertakings.

(9) Paid on April 8, 2003 in connection with the original filing of this registration statement.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                    SUBJECT TO COMPLETION, DATED JUNE 11, 2003


PROSPECTUS

                                  $200,000,000
                         [HARLEYSVILLE GROUP INC. LOGO]
                             HARLEYSVILLE GROUP INC.

                COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES,
                            DEBT SECURITIES AND UNITS

                               ------------------

                       HARLEYSVILLE GROUP CAPITAL TRUST I
                       HARLEYSVILLE GROUP CAPITAL TRUST II


                           TRUST PREFERRED SECURITIES
                                  GUARANTEED BY
                             HARLEYSVILLE GROUP INC.

                               ------------------


         We may use this prospectus to offer and sell the following securities from time to time: common stock, preferred stock, depositary shares, debt securities and units consisting of some or all of the foregoing securities. Each trust may use this prospectus to offer and sell trust preferred securities from time to time representing undivided beneficial interests in its assets, which we will fully and unconditionally guarantee to the extent described in this prospectus. We or the applicable trust will provide the specific terms of these securities in supplements to the prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus and any supplements before deciding to invest.

         Our common stock is traded on the Nasdaq National Market under the symbol "HGIC." Any prospectus supplement will also contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.


                               ------------------

         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 BEFORE DECIDING TO INVEST IN THESE SECURITIES.

                               ------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is June 11, 2003

                                TABLE OF CONTENTS

                                                                           PAGE




ABOUT THIS PROSPECTUS.........................................................1

HARLEYSVILLE GROUP INC........................................................1

THE TRUSTS....................................................................2

RISK FACTORS..................................................................4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION...................11

USE OF PROCEEDS..............................................................12

RATIO OF EARNINGS TO FIXED CHARGES...........................................12

GENERAL DESCRIPTION OF THE OFFERED SECURITIES................................13

DESCRIPTION OF OUR CAPITAL STOCK.............................................13

DESCRIPTION OF COMMON STOCK..................................................16

DESCRIPTION OF PREFERRED STOCK...............................................16

DESCRIPTION OF THE DEPOSITARY SHARES.........................................17

DESCRIPTION OF DEBT SECURITIES...............................................20

DESCRIPTION OF UNITS.........................................................46

DESCRIPTION OF TRUST PREFERRED SECURITIES....................................47

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES.........................58

PLAN OF DISTRIBUTION.........................................................64

LEGAL MATTERS................................................................65

EXPERTS .....................................................................65

WHERE YOU CAN FIND MORE INFORMATION..........................................66

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we, Harleysville Group Inc., filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we and/or any trust may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we and/or any trust may offer. Each time we or any trust sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor any trust has authorized anyone to provide you with different information. Neither we nor any trust are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms the "Company", "we", "us", and "our" refer to Harleysville Group Inc., the term "Harleysville Group" refers to the Company and its subsidiaries and the term "trust" or "trusts" refers to one or both of Harleysville Group Capital Trust I and Harleysville Group Capital Trust II.


                             HARLEYSVILLE GROUP INC.

         The Company is an insurance holding company headquartered in Pennsylvania which engages, through its subsidiaries, in the property and casualty insurance business on a regional basis. Harleysville Mutual Insurance Company (the "Mutual Company") owns approximately 55.3% of the issued and outstanding common stock of the Company. Harleysville Group and the Mutual Company operate together as a network of regional insurance companies that underwrite a broad line of personal and commercial coverages. These insurance coverages are marketed primarily in the eastern and midwestern United States through independent insurance agents associated with insurance agencies. Regional offices are maintained in Georgia, Indiana, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Pennsylvania, Tennessee, and Virginia.


         The Company is a Delaware corporation formed in 1979 as a wholly-owned subsidiary of the Mutual Company. In May 1986, the Company completed an initial public offering of its common stock, reducing the percentage of outstanding shares owned by the Mutual Company to approximately 70%. In April 1992, the Mutual Company completed a secondary public offering of a portion of the Company's common stock then owned by it, further reducing the percentage of outstanding shares owned by the Mutual Company. The Mutual Company subsequently repurchased 1,000,000 shares of the Company's common stock. At May 20, 2003, the Mutual Company owned approximately 55.3% of the Company's outstanding shares.

                                   THE TRUSTS

         Each trust is a statutory trust created under Delaware law pursuant to:

         o a trust agreement executed by us, as sponsor of the trust, and the trustees for the trust; and

         o the filing of a certificate of trust with the Delaware Secretary of State on April 7, 2003.


         Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. Each amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists for the exclusive purposes of:

         o issuing and selling the trust preferred securities that represent undivided beneficial interests in the assets of the trust;

         o using the gross proceeds from the sale of the trust preferred securities to acquire a particular series of our subordinated debt securities; and

         o engaging in only those other activities necessary or incidental to the issuance and sale of the trust preferred securities and purchase of our subordinated debt securities.

         The subordinated debt securities that we may issue to either trust will be the sole assets of that trust, and our payments with respect to those debt securities, and our payments under an agreement as to expenses and liabilities between us and a trust, will be the sole source of revenue of that trust.

         We will directly or indirectly own all of the common securities of each trust. The common securities of a trust will rank equally, and payments will be made thereon pro rata, with the trust preferred securities of that trust, except that, if an event of default under the amended and restated trust agreement resulting from an event of default under our subordinated debt securities held by the trust has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each trust. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

         Unless otherwise disclosed in the related prospectus supplement, each trust has a term of approximately 55 years, but may dissolve earlier as provided in the amended and restated trust agreement of the trust. Unless otherwise disclosed in the applicable prospectus supplement, each trust's business and affairs will be conducted by the trustees appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The duties and obligations of the trustees of a trust will be governed by the amended and restated trust agreement of the trust.

         Unless otherwise disclosed in the related prospectus supplement, two of the trustees of each trust will be administrative trustees. The administrative trustees will be persons who are employees or officers of or otherwise affiliated with us. One trustee of each trust will be the property trustee. The property trustee will be a financial institution that is not affiliated with us, that has a minimum amount of combined capital and surplus of not less than $50,000,000 and that will act as property trustee under the terms set forth in the applicable prospectus supplement. The property trustee will also act as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. In addition, one trustee of each trust, which trustee will reside in or have its principal place of business in the State of Delaware, will be the "Delaware trustee." The Delaware trustee may be the property trustee, if it otherwise meets the requirements of applicable law. We will pay all fees and expenses related to each trust and the offering of trust preferred securities and common securities.

         The principal executive offices for each of the trusts are located at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890; telephone 866-542-2135.

                                  RISK FACTORS

         You should consider carefully the following risks, as well as the other information contained in, and incorporated by reference into, this prospectus, before investing in the securities offered by this prospectus. If any of the events described in the following risk factors actually occurs, our business, financial condition and results of operations could be adversely affected. You should refer to the other information set forth in this prospectus and our consolidated financial statements and the related notes incorporated by reference herein.

RISKS RELATED TO THE PROPERTY AND CASUALTY INSURANCE INDUSTRY GENERALLY

IF OUR ESTIMATED LIABILITY FOR LOSSES AND LOSS SETTLEMENT EXPENSES IS INCORRECT, OUR RESERVES MAY NOT BE ADEQUATE TO COVER OUR ULTIMATE LIABILITY FOR LOSSES AND LOSS SETTLEMENT EXPENSES AND MAY HAVE TO BE INCREASED.

         We are required to maintain loss reserves for our estimated liability for losses and loss settlement expenses associated with reported and unreported claims for each accounting period. We regularly review our reserving techniques and our overall amount of reserves and, based on our estimated liability, raise or lower the levels of our reserves accordingly. If we conclude that estimates are incorrect and our reserves are inadequate, we are obligated to increase our reserves. An increase in reserves results in an increase in losses and a reduction in our net income for the period in which the deficiency in reserves is identified. Accordingly, an increase in reserves could have a material adverse effect on our results of operations, liquidity and financial condition. For every 1% change in our reserve, our pre-tax income is affected by approximately $8.9 million. Our reserve amounts are estimated based on what we expect our ultimate liability for losses and loss settlement expenses to be. These estimates are based on facts and circumstances of which we are aware, predictions of future events, trends in claims severity and frequency and other subjective factors. Although we use a number of methods to project our ultimate liability, there is no method that can always exactly predict our ultimate liability for losses and loss settlement expenses. For example, in the first quarter of 2003, Harleysville Group performed a detailed actuarial analysis and investigation of its workers compensation claims activity and reserves and concluded that additional reserves were needed for past years. Harleysville Group increased its reserves by an aggregate of $19.9 million as a result of the analysis and investigation.

         In addition to reviewing our reserving techniques, as part of our reserving process we also consider:

         o   information regarding each claim for losses;

         o   our loss history and the industry's loss history;

         o legislative enactments, judicial decisions and legal developments regarding damages;

         o   changes in political attitudes; and

         o   trends in general economic conditions, including inflation.


IF CERTAIN CATASTROPHIC EVENTS OCCUR, THEY COULD HAVE A SIGNIFICANT IMPACT ON OUR FINANCIAL AND OPERATIONAL CONDITION.

         Results of property insurers are subject to weather and other events prevailing in any given year. While one year may be relatively free of major weather or other disasters, another year may have numerous such events causing results for that year to be materially worse than for other years.

         Our insurance subsidiaries have experienced, and are expected in the future to experience, catastrophe losses. It is possible that a catastrophic event or a series of multiple catastrophic events could have a material adverse effect on the operating results and financial condition of our insurance subsidiaries, thereby limiting the ability of our insurance subsidiaries to pay dividends to us. In the last 5 years, the largest catastrophe to affect our results of operations was Hurricane Floyd in the third quarter of 1999, which resulted in $15.1 million of losses.

         Various events can cause catastrophes, including severe winter weather, hurricanes, windstorms, earthquakes, hail, war, terrorism, explosions and fires. The frequency and severity of these catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposures in the area affected by the event and the severity of the event.

      Our insurance subsidiaries seek to reduce the impact on our business of a catastrophe through geographic diversification and through the purchase of reinsurance covering various categories of catastrophes, which generally excludes terrorism. Nevertheless, reinsurance may prove inadequate if:

         o   a major catastrophic loss exceeds the reinsurance limit, or

         o an insurance subsidiary pays a number of smaller catastrophic loss claims that, individually, fall below the subsidiary's retention level.

WE ARE HEAVILY REGULATED IN THE STATES IN WHICH WE OPERATE AND IF WE VIOLATE THOSE REGULATIONS OR IF THE REGULATIONS UNREASONABLY RESTRICT OUR ABILITY TO DO BUSINESS, IT COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         We are subject to extensive supervision and regulation in the states in which we transact business. The primary purpose of supervision and regulation is to protect individual policyholders and not shareholders or other investors. Our business can be adversely affected by private passenger automobile insurance regulations and any other regulations affecting property and casualty insurance companies. For example, laws and regulations can reduce or set rates at levels that we do not believe are adequate for the risks we insure. Other laws and regulations can limit our ability to cancel or refuse to renew policies and require us to offer coverage to all consumers. Changes in laws and regulations, or their interpretations, pertaining to insurance, including workers compensation, may also have an adverse effect on our business. Although the federal government does not directly regulate the insurance industry, federal initiatives, such as federal terrorism backstop legislation, from time to time, also can impact the insurance industry.

         In addition, proposals intended to control the cost and availability of health care services have been debated in the U.S. Congress and state legislatures. Although we do not write health insurance, rules affecting health care services can affect other insurance that we write, including workers compensation and commercial and personal automobile and liability insurance. We cannot determine whether or in what form health care reform legislation may be adopted by the U.S. Congress or any state legislature. We also cannot determine the nature and effect, if any, that the adoption of health care legislation or regulations, or changing interpretations, at the federal or state level would have on us.

IF DEMAND FOR PROPERTY AND CASUALTY INSURANCE DECREASES, IT COULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS.

         Historically, the results of the property and casualty insurance industry have been subject to significant fluctuations over time due to competition and due to unpredictable developments, including:

         o natural and man-made disasters;

         o fluctuations in interest rates and other changes in the investment environment that affect returns on our investments;

         o inflationary pressures that affect the size of losses; and

         o legislative and regulatory changes and judicial decisions that affect insurers' liabilities.


         The demand for property and casualty insurance, particularly commercial lines, also can vary with the overall level of economic activity. In addition to the cyclicality of the property and casualty industry, our surety business is affected adversely by economic downturns that make it difficult for the insureds whose obligations we guarantee to fulfill their obligations.

IF WE ARE UNABLE TO REDUCE OUR EXPOSURE TO RISKS THROUGH RELIABLE REINSURANCE OR IF THE COST OF REINSURANCE INCREASES, OUR RISK OF LOSS, OR THE COST OF CONTROLLING OUR RISK OF LOSS, WILL INCREASE.

         We transfer a portion of our exposure to selected risks to other insurance and reinsurance companies through reinsurance arrangements. Under our reinsurance arrangements, another insurer assumes a specified portion of our losses and loss adjustment expenses in exchange for a specified portion of policy premiums. The availability, amount and cost of reinsurance depend on market conditions and may vary significantly. Any decrease in the amount of our reinsurance will increase our risk of loss. Furthermore, we face a credit risk when we obtain reinsurance because we are still liable for the transferred risks if the reinsurer cannot meet the transferred obligations. Therefore, the inability of any of our reinsurers to meet its financial obligations could materially and adversely affect our operations.

         Many reinsurers experienced significant losses related to the terrorist acts of September 11, 2001, and future terrorist acts may have similar effects. As a result, we may incur significantly higher reinsurance costs and more restrictive terms and conditions, or may be unable to attain reinsurance for some types of commercial exposures.

THE THREAT OF TERRORISM AND MILITARY AND OTHER ACTIONS MAY RESULT IN DECREASES IN OUR NET INCOME, REVENUE AND ASSETS UNDER MANAGEMENT AND MAY ADVERSELY AFFECT OUR INVESTMENT PORTFOLIO.

         The threat of terrorism, both within the United States and abroad, and military and other actions and heightened security measures in response to these types of threats, may cause significant volatility and declines in the equity markets in the United States, Europe and elsewhere, as well as loss of life, property damage, additional disruptions to commerce and reduced economic activity. Actual terrorist attacks could cause losses from insurance claims related to the property and casualty insurance operations of the Harleysville Group, as well as a decrease in our stockholders' equity, net income and/or revenue. The effects of changes related to the Harleysville Group may result in a decrease in our stock price. The Terrorism Risk Insurance Act of 2002 requires that some coverage for terrorist loss be offered by primary property insurers and provides Federal assistance for recovery of claims through 2005. In addition, some of the assets in our investment portfolio may be adversely affected by declines in the equity markets and economic activity caused by the continued threat of terrorism, ongoing military and other actions and heightened security measures.

         We cannot predict at this time whether and the extent to which industry sectors in which we maintain investments may suffer losses as a result of potential decreased commercial and economic activity, or how any such decrease might impact the ability of companies within the affected industry sectors to pay interest or principal on their securities, or how the value of any underlying collateral might be affected.

         We can offer no assurances that the threats of future terrorist-like events in the United States and abroad or military actions by the United States will not have a material adverse effect on our business, financial condition or results of operations.

CERTAIN CHANGES IN THE ACCOUNTING STANDARDS ISSUED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD OR OTHER STANDARD-SETTING BODIES COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR REPORTED NET INCOME.

         We are subject to the application of GAAP, which is periodically revised and/or expanded. As such, we are periodically required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board. It is possible that future changes required to be adopted could change the current accounting treatment that we apply and such changes could result in material adverse impacts on our reported net income and/or financial position.

IF OUR INVESTMENTS LOSE VALUE, OUR REVENUES AND EARNINGS WILL BE ADVERSELY AFFECTED.

         Like many other property and casualty insurance companies, we depend on income from our investment portfolio for a significant portion of our revenues and earnings. Any significant decline in our investment income as a result of falling interest rates, decreased dividend payment rates or general market conditions would have an adverse effect on our results. Any significant decline in the market value of our investments would reduce our shareholders' equity and our policyholders' surplus, which could impact our ability to write additional business.

IF OUR FINANCIAL STRENGTH RATINGS ARE REDUCED, WE MAY BE ADVERSELY IMPACTED.

         Insurance companies are subject to financial strength ratings produced by external rating agencies. Higher ratings generally indicate financial stability and a strong ability to pay claims. Ratings are assigned by rating agencies to insurers based upon factors that they believe are relevant to policyholders. Ratings are not recommendations to buy, hold or sell our securities.


         Although other agencies cover the property and casualty industry, we believe our ability to write business is most influenced by our rating from A.M. Best. According to A.M. Best, its ratings are designed to assess an insurer's financial strength and ability to meet ongoing obligations to policyholders. Currently, our rating from A.M. Best is "A", the 3rd of A.M. Best's 15 ratings. A rating below "A-" from A.M. Best (the 4th of A.M. Best's 15 ratings) could materially adversely affect the business we write. We believe that our financial strength rating from Moody's (which is A2, the 6th of Moody's 21 ratings), although important, has less of an impact on our business. An unfavorable change in our Moody's financial strength rating, however, could make it more expensive for us to access capital markets. We cannot be sure that we will maintain our current A.M. Best or Moody's ratings. Although Standard & Poor's rates our debt securities at BBB/Stable (the 9th of Standard & Poor's 23 ratings), Standard & Poor's does not currently rate our financial strength and ability to meet ongoing obligations.

RISKS RELATED TO OUR COMPANY IN PARTICULAR

WE FACE SIGNIFICANT COMPETITION FROM OTHER REGIONAL AND NATIONAL INSURANCE COMPANIES, AGENTS AND FROM SELF-INSURANCE, WHICH MAY RESULT IN LOWER REVENUES.

         We compete with local, regional and national insurance companies, including direct writers of insurance coverage. Many of these competitors are larger than we are and many have greater financial, technical and operating resources. In addition, we face competition within each insurance agency that sells our insurance because we sell through independent agencies that represent more than one insurance company.

         The property and casualty insurance industry is highly competitive on the basis of product, price and service. If our competitors offer products with more coverage, or price their products more aggressively, our ability to grow or renew our business may be adversely impacted. There are more than 250 groups writing property and casualty insurance in the United States, and we are approximately 50th in size. Our most significant competitors vary significantly in our different lines of business and in the geographic markets in which we compete. The internet also could emerge as a significant source of new competition, both from existing competitors using their brand name and resources to write business through this new distribution channel and from new competitors.

         We also face competition because of entities that self-insure, primarily in the commercial insurance market. From time to time, certain of our customers and potential customers may examine the benefits and risks of self-insurance and other alternatives to traditional insurance.

         A number of new, proposed or potential legislative or industry developments could further increase competition in the property and casualty insurance industry. These developments include:

         o the enactment of the Gramm-Leach-Bliley Act of 1999, which could result in increased competition from new entrants to the insurance market, including banks and other financial service companies;

         o programs in which state-sponsored entities provide property insurance in catastrophe-prone areas or other alternative market types of coverage; and

         o changing practices caused by the internet, which have led to greater competition in the insurance business and, in some cases, greater expectations for customer service.

         New competition from these developments could cause the supply or demand for insurance to change, which could adversely affect our results of operations and financial condition.

IF ADVERSE CONDITIONS IN THE EASTERN AND MIDWESTERN UNITED STATES EXIST, OUR BUSINESS WOULD BE DISPROPORTIONATELY IMPACTED.

         We write property and casualty insurance business in the eastern and midwestern United States. Consequently, unusually severe storms or other natural or man-made disasters that destroy property in these states could adversely affect our operations. Our revenues and profitability also are subject to prevailing economic and regulatory conditions in the states in which we write insurance. We may be exposed to risks of adverse developments that are greater than if we conducted business nationwide.

WE DEPEND ON INDEPENDENT INSURANCE AGENTS, WHICH EXPOSES US TO RISKS NOT APPLICABLE TO COMPANIES WITH DEDICATED AGENTS.

         We market and sell our insurance products through independent, non-exclusive insurance agencies. These agencies are not obligated to sell our insurance products, and generally they also sell our competitors' insurance products. As a result, our business depends in part on the marketing and sales efforts of these agencies. If we diversify and expand our business geographically, then we may need to expand our network of agencies to successfully market our products. If these agencies fail to market our products successfully, our business may be adversely impacted. Also, independent agents may decide to sell their businesses to banks, other insurance agencies or other businesses. Changes in ownership of agencies, or expansion of agencies through acquisition, could adversely affect an agency's ability to control growth and profitability, thereby adversely affecting our business.

IF OUR INSURANCE SUBSIDIARIES ARE NOT ABLE TO PAY ADEQUATE DIVIDENDS TO US, OUR ABILITY TO MEET OUR OBLIGATIONS AND PAY DIVIDENDS WOULD BE AFFECTED.

         Our principal assets are the shares of capital stock of our insurance company subsidiaries. We rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying corporate expenses and dividends to shareholders. As described below, the payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as other regulatory restrictions. As a result, we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations or to allow us to pay dividends.

         Generally, the maximum dividend that may be paid by an insurance subsidiary during any year without prior regulatory approval is limited to a stated percentage of that subsidiary's statutory surplus as of a certain date, or adjusted net income of the subsidiary for the preceding year. Our insurance subsidiaries paid dividends to us of $12.0 million in 2002, $10.0 million in 2001 and $20.0 million in 2000. An additional $42.0 million in aggregate dividends were declared by our insurance subsidiaries to us in 2002. Those dividends have not yet been paid and remain as a receivable on the books of the Company at December 31, 2002. Applying the current regulatory restrictions as of December 31, 2002, $11.0 million would be available for distribution to us without prior approval until October 1, 2003, after which $52.9 million would be available for distribution to us without prior approval for the remainder of 2003. We anticipate no objections to the payment of the dividends described in the preceding three sentences.

         Notwithstanding the foregoing, if insurance regulators otherwise determine that payment of a dividend to an affiliate would be detrimental to an insurance subsidiary's policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends to affiliates that would otherwise be permitted without prior approval.

         Our subsidiaries are permitted under the terms of our indebtedness to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by our subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

ALTHOUGH WE HAVE PAID CASH DIVIDENDS IN THE PAST, WE MAY NOT BE ABLE TO PAY CASH DIVIDENDS IN THE FUTURE.

         We have a history of paying dividends to our shareholders when sufficient cash is available. However, future cash dividends will depend upon our results of operations, financial condition, cash requirements and other factors, including the ability of our subsidiaries to make distributions to us, which ability is restricted in the manner previously discussed in this section. Also, there can be no assurance that we will continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

IF WE LOSE OUR KEY PERSONNEL OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         The success of our business is dependent, to a large extent, on our ability to attract and retain key employees, in particular our senior officers, and key management, sales, information systems, underwriting, claims and corporate personnel. Competition to attract and retain key personnel is intense. Although we have change of control agreements with a number of key managers, in general, we do not have employment contracts or non-compete arrangements with, or key person insurance covering, our employees, including our key employees.

APPLICABLE INSURANCE LAWS AND CERTAIN PROVISIONS IN OUR CERTIFICATE OF INCORPORATION MAKE IT DIFFICULT TO EFFECT A CHANGE OF CONTROL OF OUR COMPANY, AND A LARGE SHAREHOLDER MAY HAVE SIGNIFICANT INFLUENCE OVER POTENTIAL CHANGE OF CONTROL TRANSACTIONS, WHICH COULD AFFECT OUR SHARE VALUE.

         Under applicable insurance laws and regulations of the states in which our subsidiaries are domiciled, no person may acquire control of us unless that person has filed a statement containing specified information with the insurance commissioner of each state and obtains advance approval for such acquisition. Under applicable laws and regulations, any person acquiring, directly or indirectly (by revocable proxy or otherwise), 10% or more of the voting stock of any other person is presumed to have acquired control of such person, and a person who beneficially acquires 10% or more of our common stock without obtaining advance approval of the insurance commissioner of each state would be in violation of applicable insurance laws and would be subject to injunctive action requiring disposition or seizure of the shares and prohibiting the voting of such shares, as well as other action determined by the insurance commissioner of each such state.

         In addition, many state insurance laws require prior notification to the state insurance department of a change of control of a non-domiciliary insurance company licensed to transact insurance in that state. Although these pre-notification statutes do not authorize the state insurance departments to disapprove the change of control, they authorize regulatory action - including a possible revocation of our authority to do business - in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change of control of us may require prior notification in the states that have pre-acquisition notification laws.

         As of May 20, 2003, the Mutual Company owned approximately 55.3% of our outstanding common stock. The Mutual Company's stock ownership and ability, by reason of such ownership, to elect our board of directors, provides it with significant influence over potential change of control transactions.

         Finally, our certificate of incorporation permits our board of directors to issue up to one million shares of preferred stock having such terms, including voting rights, as the board of directors shall fix and determine.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain of the statements contained or incorporated by reference herein (other than statements of historical facts) are forward-looking statements. Such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward looking statements are subject to change and uncertainty which are, in many instances, beyond the Company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include the following, as well the other matters discussed above under "Risk Factors":

         o   changes in property and casualty loss trends and reserves;

         o   natural and man-made catastrophe losses;

         o   competition in insurance product pricing;

         o government regulation and changes therein which may impede the ability to charge adequate rates;

         o   performance of the financial markets;

         o   fluctuations in interest rates;

         o   availability and price of reinsurance; and

         o   the status of labor markets in which the Company operates.


         We assume no obligation to update any forward-looking information set forth in this prospectus, as well as any statements incorporated by reference herein, which speak as of the respective dates thereof.

                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for the repayment of certain outstanding indebtedness, working capital, capital expenditures, acquisitions and general business purposes. Each trust will invest all proceeds received from the sale of its trust preferred securities and common securities in a particular series of our subordinated debt securities. Until we use the net proceeds in the manner described above, we temporarily may use them to make short-term investments or reduce short-term borrowings.


                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for each of the periods indicated is as follows:


       Three-Months Ended                                        Fiscal Years Ended
            March 31,                                               December 31,

---------------- -------------             ------------ ------------ ------------- ------------ ------------
     2003            2002                     2002         2001          2000         1999         1998
---------------- -------------             ------------ ------------ ------------- ------------ ------------
    (4.44)          11.35                     9.89         8.24          8.41         7.26         11.41
---------------- -------------             ------------ ------------ ------------- ------------ ------------

         The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before income taxes, plus fixed charges. Fixed charges consist of interest expense on debt, plus one-third of rental expense deemed to represent an interest factor. To date, we have not issued any preferred shares, therefore, the ratios of earnings to combined fixed charges and preferred share dividends are not presented. For the three months ended March 31, 2003, the deficiency in fixed charges necessary to achieve a 1:1 ratio was $7.2 million.

                  GENERAL DESCRIPTION OF THE OFFERED SECURITIES

         We may from time to time offer under this prospectus, separately or together:

         o   common stock,

         o preferred stock, which may be represented by depositary shares as described below,

         o unsecured senior, senior subordinated or subordinated debt securities,

         o units, each representing a combination of two or more of the foregoing securities.


         Each trust may offer preferred securities of that trust representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

         The aggregate initial offering price of the offered securities will not exceed $200,000,000.

                        DESCRIPTION OF OUR CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

         Pursuant to our Amended and Restated Certificate of Incorporation, our authorized capital stock consists of:

         o   1,000,000 shares of preferred stock, par value $1.00 per share; and

         o   80,000,000 shares of common stock, par value $1.00 per share.


         As of May 20, 2003, we had 30,116,093 outstanding shares of common stock, which excludes unissued shares reserved under various employee and agent compensation plans. As of May 20, 2003, the Mutual Company owned 16,666,863 shares (or approximately 55.3%) of our outstanding common stock. We do not currently intend that as a result of this offering the Mutual Company will own less than a majority of our outstanding common stock. No shares of preferred stock are outstanding. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock or common stock.

         No holders of any class of our capital stock are entitled to preemptive rights.

         Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors, include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, the number of shares constituting that series and the terms and conditions of the issue of the shares.

ANTI-TAKEOVER PROVISIONS

OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

         The provisions of our Amended and Restated Certificate of Incorporation and our Bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our shares. Because this summary is not complete, you should refer to our Amended and Restated Certificate of Incorporation and our Bylaws for complete information regarding the provisions of our Amended and Restated Certificate of Incorporation and our Bylaws. Copies of our Amended and Restated Certificate of Incorporation and our Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Our Amended and Restated Certificate of Incorporation and our Bylaws provide:

         o for a classified board of directors consisting of three classes as nearly equal in size as possible;

         o that directors can only be removed for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast at an election of directors;

         o for preferred stock with such rights, preferences, privileges and limitations as may be established by the board of directors; and

         o advance notice procedures with regard to the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors.

         The absence of cumulative voting and our classified Board of Directors, together with the ownership of a majority of our outstanding shares of common stock by the Mutual Company and insurance laws and regulations applicable to the acquisition of insurance holding companies, could be expected to have the effect of delaying, averting or preventing a change of control of the Company and would probably prevent any change of control of the Company unless the Mutual Company was in favor of such a change in control.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

         The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.

DELAWARE GENERAL CORPORATION LAW

         The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," as defined below, for a period of three years from the date that such person became an interested stockholder unless:

         o the transaction that results in a person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

         o upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

         o on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.


         Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

         o the owner of 15% or more of the outstanding voting stock of the corporation or

         o an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.


         Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or bylaws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

         Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

                           DESCRIPTION OF COMMON STOCK

         GENERAL. Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable, and all the shares of common stock when offered by a prospectus supplement will, upon payment therefor, be fully and paid non-assessable. Our common stock is traded on the Nasdaq National Market under the symbol "HGIC."

         VOTING RIGHTS. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. Shares of our common stock do not have cumulative voting rights, which means that holders of more than 50% of the voting power of our stock are able to elect all of our directors.

         DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in dividends, payable in cash, stock or otherwise, as may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors.

         LIQUIDATION AND DISTRIBUTION. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

         The transfer agent and registrar for our Common Stock is Mellon Investor Services, LLC, Ridgefield Park, New Jersey.

                         DESCRIPTION OF PREFERRED STOCK

         GENERAL. Our Amended and Restated Certificate of Incorporation provides for a class of 1,000,000 shares of preferred stock issuable in series upon resolution of our board of directors. Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, privileges, limitations or restrictions, as may be determined by the board and set forth in a certificate of designation. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock or common stock.

         The preferred stock will have the voting, dividend, liquidation, redemption and conversion rights provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock for specific terms of the series, including:

         o the title and liquidation preference per share of such preferred stock and the number of shares offered;

         o   the price at which such preferred stock will be sold;

         o the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

         o   any redemption or sinking fund provisions of such preferred stock;

         o   any conversion provisions of such preferred stock; and

         o any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

         The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of the preferred stock, each series of the preferred stock will rank on a parity as to dividends and distributions with each other series of the preferred stock in the event of a liquidation.


                      DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

         We may, at our option, elect to offer depositary shares, each representing a fraction of a share of a particular series of preferred stock, as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

         The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby, including dividend, voting, redemption and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the prospectus supplement filed in connection with the issuance, if any, of depositary shares, and the following summary is qualified in its entirety by reference to such exhibits.

         Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preferred stock to the record holders of depositary shares relating to such class or series of preferred stock in proportion to the number of such depositary shares owned by such holders.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

         Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced thereby will be entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

         Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, unless otherwise provided in the related prospectus supplement, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is required by the holders of depositary receipts representing not less than 66 2/3% of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

         o   all outstanding depositary shares have been redeemed;

         o there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts; or

         o the holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding have consented to such termination.

CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

         The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

MISCELLANEOUS

         The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

         Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our and their respective duties thereunder, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent, and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                         DESCRIPTION OF DEBT SECURITIES

         The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

         The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt. The subordinated debt securities will have a junior position to all of our senior debt and senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under one of two separate indentures. All of the indentures will be qualified under the Trust Indenture Act of 1939 and will be between us and J.P. Morgan Trust Company, National Association, as trustee.

         Our subordinated debt securities that are issued to a trust in connection with the issuance of trust preferred securities and common securities by that trust are to be issued under an indenture which we sometimes refer to in this prospectus as the "trust-issued subordinated indenture." Our other subordinated debt securities are to be issued under an indenture which we sometimes refer to in this prospectus as the "subordinated indenture", and the trust-issued subordinated indenture and the subordinated indenture are sometimes referred to herein collectively as the "subordinated indentures." The subordinated debt securities (whether issued to a trust pursuant to a trust-issued subordinated indenture or issued directly by us to debt holders other than a trust) will have a junior position to all of our senior debt and all of our senior subordinated debt.

         As of the date of this prospectus, our outstanding indebtedness (other than short-term borrowings and accounts payable) is $75 million in senior unsecured notes and $18.5 million in unsecured intercompany indebtedness to the Mutual Company. Such indebtedness would rank equally with the senior debt that may be issued under the senior indenture and would be senior to the senior subordinated debt and subordinated debt that may be issued under the senior subordinated or subordinated indentures, assuming, in each case, such other indebtedness was also unsecured.

         Because a significant part of our operations are conducted through our insurance subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings. Our insurance subsidiaries may only declare and pay dividends to us if they are permitted to do so under the insurance laws and regulations of the states where they are domiciled.

         Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

         In addition, holders of our debt securities will have a junior position to claims of creditors of our subsidiaries, including policyholders, trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of the date of this prospectus, except for the claims of policyholders, none of our subsidiaries has incurred any material amount of indebtedness or other obligations that would effectively rank senior to our debt securities. Any claims we have as an unsecured creditor of our subsidiary would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

         We have summarized below the material provisions of the four indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture, the senior subordinated indenture and the subordinated indentures are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the trust-issued subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to a trust. You should read the indentures for provisions that may be important to you.

TERMS APPLICABLE TO ALL DEBT SECURITIES

         NO LIMIT ON DEBT AMOUNTS. The indentures do not limit the amount of debt which can be issued under the indentures. These amounts are set from time to time by our Board of Directors.

         PROSPECTUS SUPPLEMENTS. The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

         o   title and form of the securities;

         o   offering price;

         o   any limit on the amount that may be issued;

         o   maturity date(s);

         o interest rate or the method of computing the interest rate (including, if applicable, any provisions relating to the resetting of such rate and any maximum rate applicable to any reset rate);

         o dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

         o terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

         o date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, in whole or in part, the debt securities and related terms and provisions;

         o   details of any required sinking fund payments;

         o the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

         o any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

         o   the persons to whom payments of interest will be made;

         o any provisions granting special rights to holders when a specified event occurs;

         o   any changes to or additional events of default or covenants;

         o any special tax implications of the debt securities; including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

         o whether or not the debt securities will be issued in global form and who the depository will be;

         o any restrictions on the registration, transfer or exchange of the debt securities;

         o the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served and where notices to holders will be published;

         o terms, if any, on which a series of debt securities may be convertible into or exchangeable for our shares of common or preferred stock, or for other debt securities, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option;

         o if the debt securities are convertible or exchangeable, the events or circumstances which will result in adjustments to the conversion or exchange price and the formulae for determining the adjusted price;

         o in the case of subordinated debt securities issued to a trust, the terms and conditions of any obligation or right of ours or a holder to convert or exchange such subordinated debt securities into trust preferred securities of that trust;

         o in the case of subordinated debt securities issued to a trust, the terms and conditions of the amended and restated trust agreement and, the agreement relating to our guarantee of the trust preferred securities of that trust;

         o whether the debt securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

         o subordination terms of any senior subordinated debt securities and subordinated debt securities; and

         o any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.


         Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

         A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

         COVENANTS. We will agree in the indentures to:

         o pay the principal, interest and any premium on the debt securities when due;

         o maintain an office or agency in New York City, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the relevant indenture(s) may be served;

         o prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

         o deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers' certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

         o file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the relevant indenture;

         o unless our Board of Directors determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

         o our existence as a corporation, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents;

         o the rights, licenses and franchises of us and certain of our subsidiaries; and

         o not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

         CONSOLIDATION, MERGER AND SALE OF ASSETS. We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

         o   we are the surviving entity; or

         o the successor or surviving entity is organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures; and, in either case,

         o after giving effect to such transaction, no event of default under the relevant indenture and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

         Upon any such consolidation, merger or transfer, the successor will be substituted for us under the indenture. In the case of a sale of all of our assets that meets the requirements stated in the immediately preceding paragraph, we will be relieved of all obligations and covenants under the indenture and the debt securities.

         SATISFACTION AND DISCHARGE. Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

         o all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

         o the only securities which are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds which are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

         LEGAL DEFEASANCE AND COVENANT DEFEASANCE. Under each indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

         o to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

         o to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

         We can exercise legal or covenant defeasance if we put in place the following arrangements:

         o we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

             o   cash in United States dollars;

             o non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

             o a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

         o we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

         o no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws which apply to the deposit by us); and

         o we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.


         After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment of the debt securities.

         After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

         The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

         INFORMATION CONCERNING THE TRUSTEE. J.P. Morgan Trust Company, National Association, is the trustee under the indentures. J.P. Morgan Trust Company, National Association, also serves as the indenture trustee under the indenture related to our $75 million in principal amount of 6 3/4% notes due November 15, 2003. The prospectus supplement with respect to particular debt securities will describe any changes in our relationship with the trustee at the time that any debt securities are offered.

         J.P. Morgan Trust Company, National Association, administers its corporate trust business at its offices in Philadelphia, Pennsylvania and Dallas, Texas.

         FORM, EXCHANGE, TRANSFER. Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

         A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

         GLOBAL SECURITIES. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement.

         The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

         Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected, only through records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

         So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

         o be entitled to have the debt securities represented by such registered global security registered in their names;

         o receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

         o   be considered the owners or holders of the debt securities.


         If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, if so required by applicable law or regulation, and, in either case, we do not appoint a successor depositary within 60 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for a global security. Furthermore, if an event of default under the applicable indenture occurs, we will issue debt securities in certificated form in exchange for a global security. The debt securities in certificated form shall be in the same minimal denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged.

         Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action which a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

         Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

         We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

         We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

         If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

         RANKING OF SENIOR DEBT SECURITIES. The senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured. The senior debt securities will be senior to our senior subordinated debt and subordinated debt (whether issued to a trust or otherwise.)

         EVENTS OF DEFAULT. The following are events of default under a series of senior debt securities:

         o we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior debt securities of that series when due;

         o we fail to pay interest on any senior debt securities of that series within 5 days following the due date;

         o we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 30 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

         o certain events of bankruptcy or insolvency occur, whether voluntary or not.


         The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

         If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 30 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

         If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

         The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

         The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

         o the direction cannot conflict with any law or regulation or the indenture;

         o the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

         o the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.


         A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

         o the holder must give to the trustee written notice that an event of default has occurred and is continuing;

         o the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

         o the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

         o the trustee does not comply with the request within 30 days after receipt of the request and offer and, if requested, the provision of indemnity; and

         o during the 30 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.


         However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

         The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

         o a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

         o a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior debt securities affected.


         We will periodically file statements with the trustees regarding our compliance with covenants in the senior indenture.

         MODIFICATIONS AND AMENDMENTS. Except as provided below, or more fully specified in the senior indenture, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. However, some amendments or waivers require the consent of each holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

         o reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

         o reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

         o reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

         o waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

         o make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

         o make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of or interest or premium on the senior debt securities;

         o waive a redemption payment with respect to any senior debt security;

         o make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

         o   make any change in the above amendment and waiver provisions.


         We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

         o to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

         o to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

         o   to add events of default;

         o to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

         o to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

         o to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

         o to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

         o to make any change that does not adversely affect the rights of any holder.


PARTICULAR TERMS OF THE SENIOR SUBORDINATED DEBT SECURITIES

         RANKING OF SENIOR SUBORDINATED DEBT SECURITIES. The senior subordinated debt securities will rank senior to any subordinated debt securities and (whether issued to a trust or otherwise) will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture. All series of the senior subordinated debt securities will rank equally with each other.

         SUBORDINATION. Unless the prospectus supplement indicates otherwise, the following provisions will apply to the senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, "senior debt" generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

         o   any liability for federal, state, local or other taxes;

         o   any indebtedness to any of our subsidiaries or other affiliates;

         o   any trade payables;

         o any indebtedness that we may incur in violation of the senior subordinated indenture; or

         o   obligations under any subordinated debt securities.


         If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the senior subordinated debt securities.

         We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

         The term "designated senior debt" means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the senior subordinated debt securities.

         We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

         If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

         The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

         The subordination provisions may not be amended in a manner adverse to the holders of the senior subordinated debt securities without the consent of the holders of at least 75% of the aggregate principal amount of senior subordinated debt securities then outstanding affected by the amendment, voting as a single class.

         EVENTS OF DEFAULT. The following are events of default under a series of senior subordinated debt securities:

         o we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

         o we fail to pay interest on any senior subordinated debt securities of that series within 5 days following the due date;

         o we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated indenture applicable to that series and that failure continues for 30 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

         o certain events of bankruptcy or insolvency occur, whether voluntary or not.


         The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities does not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

         If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 30 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

         If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

         The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

         The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

         o the direction cannot conflict with any law or regulation or the indenture;

         o the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

         o the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.


         A holder may pursue a remedy directly under the senior subordinated indenture or the series of senior subordinated debt securities, but before doing so, the following must occur:

         o the holder must give to the trustee written notice that an event of default has occurred and is continuing;

         o the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

         o the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

         o the trustee does not comply with the request within 30 days after receipt of the request and offer and, if requested, the provision of indemnity; and

         o during the 30 day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.


         However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

         The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior subordinated debt securities of such series waive any past defaults, except:

         o a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior subordinated debt securities of the series; and

         o a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.


         We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

         MODIFICATIONS AND AMENDMENTS. Except as provided below, or more fully specified in the senior subordinated indenture, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. However, some amendments or waivers require the consent of each holder of any senior subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

         o reduce the principal amount of the senior subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

         o reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;

         o reduce the rate, or change the time for payment, of interest, including default interest, on any senior subordinated debt security of any series;

         o waive a default or event of default in the payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

         o make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

         o make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of or interest or premium on the senior subordinated debt securities;

         o waive a redemption payment with respect to any senior subordinated debt security;

         o make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed, without regard to acceleration or default, in that security or to bring suit for the enforcement of any payment on or after the due date; or

         o   make any change in the above amendment and waiver provisions.


         We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities issued thereunder without the consent of any holder:

         o to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture;

         o to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

         o   to add events of default;

         o to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

         o to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

         o to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

         o to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or

         o to make any change that does not adversely affect the rights of any holder.


PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

         RANKING OF SUBORDINATED DEBT SECURITIES. The subordinated debt securities (whether issued to a trust or otherwise) will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

         SUBORDINATION. Unless the prospectus supplement indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that "senior debt" will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above and any other indebtedness that the applicable series of subordinated debt is expressly junior to, as set forth in the prospectus supplement.

         The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

         EVENTS OF DEFAULT. The following are events of default under a series of subordinated debt securities:

         o we fail to pay the principal, any premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

         o we fail to pay interest on any subordinated debt securities of that series within 5 days following the due date;

         o we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to that series and that failure continues for 30 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which that default has occurred, treating all those series as a single class; and

         o certain events of bankruptcy or insolvency occur, whether voluntary or not.


         The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

         If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 30 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

         If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

         The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

         The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

         o the direction cannot conflict with any law or regulation or the subordinated indenture;

         o the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

         o the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.


         A holder may pursue a remedy directly under the indenture or the series of subordinated debt securities, but before doing so, the following must occur:

         o the holder must give to the trustee written notice that an event of default has occurred and is continuing;

         o the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those securities as a single class, must make a written request to the trustee to pursue the remedy;

         o the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

         o the trustee does not comply with the request within 30 days after receipt of the request and offer and, if requested, the provision of indemnity; and

         o during the 30 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those securities as a single class, do not give the trustee a direction inconsistent with the written request.


         However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

         The holders of a majority in principal amount of the subordinated debt securities then outstanding of all affected series that rank equal with each other, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the subordinated debt securities of such series waive any past defaults, except:

         o a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, subordinated debt securities of the series; and

         o a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of each debt securities affected.


         We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

         MODIFICATIONS AND AMENDMENTS. Except as provided below, or more fully specified in the subordinated indenture, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of each series of debt securities affected by the amendment or supplement, that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture.

However, some amendments or waivers require the consent of each holder of any subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

         o reduce the principal amount of the subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

         o reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

         o reduce the rate, or change the time for payment, of interest, including default interest, on any subordinated debt security of any series;

         o waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

         o make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

         o make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of or interest or premium on the subordinated debt securities;

         o waive a redemption payment with respect to any subordinated debt security;

         o make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

         o   make any change in the above amendment and waiver provisions.


         In the case of subordinated debt securities held by either of the trusts, holders of trust preferred securities issued by the trust will also have rights regarding the waiver or amendment provisions described above. Those rights are described below under "Particular Terms of the Subordinated Debt Securities to be issued to Harleysville Group Capital Trust I and Harleysville Group Capital Trust II."

         We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

         o to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

         o to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

         o   to add events of default;

         o to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the indenture in fully registered form;

         o to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

         o to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

         o to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

         o to make any change that does not adversely affect the rights of any holder.


         For the purpose of amending or supplementing our subordinated indenture, or waiving a default under or compliance with the provisions of the subordinated indenture, debt securities that are convertible into equity securities and debt securities that are not so convertible shall not be treated as part of the same class notwithstanding that such debt securities may otherwise rank equal with each other.

PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES TO BE ISSUED TO HARLEYSVILLE GROUP CAPITAL TRUST I AND HARLEYSVILLE GROUP CAPITAL TRUST II

         We may issue a specific series of subordinated debt securities in connection with the issuance by a trust of trust preferred securities. These subordinated debt securities will be issued under a trust-issued subordinated indenture between us and one or more of the trusts. Only one series of our subordinated debt securities will be issued to a trust in connection with the issuance of trust preferred securities and common securities by that trust. At the time a trust issues trust preferred securities, it will invest the proceeds from the issuance of those securities, together with the consideration paid by us for the related trust common securities, in subordinated debt securities. The subordinated debt securities held by such trust will be in the principal amount equal to the aggregate stated liquidation amount of the trust preferred securities, plus our concurrent investment in the related trust common securities.

         RANKING OF TRUST-ISSUED SUBORDINATED DEBT SECURITIES. The subordinated debt securities issued to a trust pursuant to a trust-issued subordinated indenture will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

         SUBORDINATION. Unless the prospectus supplement indicates otherwise, the subordination provisions of the subordinated debt securities issued to a trust pursuant to a trust-issued indenture will be the same as those of the subordinated debt securities described above.

         The trust-issued subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

         EVENTS OF DEFAULT. In addition to the events of default described above under "Particular Terms of the Subordinated Debt Securities", in the event that subordinated debt securities are issued to a trust or a trustee for such trust in connection with the issuance of trust preferred securities and common securities by such trust, the voluntary or involuntary dissolution, winding up, or termination of such trust shall be an event of default except if effected in connection with a distribution of subordinated debt securities to the holders of trust preferred securities and common securities in liquidation of that trust, the redemption of all of the trust preferred securities and common securities of such trust or certain mergers, consolidations or amalgamations, each as permitted by the amended and restated trust agreement of such trust.

         If an event of default with respect to a series of subordinated debt securities issued to a trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities of such holder. We may not amend the applicable subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities of such trust. If the right to bring such direct action is removed, the applicable trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the subordinated indenture to set-off any payment made to such holder of trust preferred securities by us, in connection with a direct action. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the related subordinated debt securities.

         The holders of the trust preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the subordinated debt securities unless there shall have been an event of default under the applicable amended and restated trust agreement.

         DISTRIBUTION TO SECURITIES HOLDERS. Subordinated debt securities issued to a trust in connection with the issuance of trust preferred securities and common securities subsequently may be distributed pro rata to the holders of such trust preferred securities and common securities in connection with the dissolution of that trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such trust preferred securities and common securities.

         MODIFICATIONS AND AMENDMENTS. In addition to the provisions regarding modification and amendment of the subordinated indentures described above under "Particular Terms of the Subordinated Debt Securities", so long as any of the trust preferred securities remain outstanding, with respect to the applicable trust-issued subordinated indenture:

         o no modification may be made to such indenture that materially and adversely affects the holders of the trust preferred securities without the consent of each holder of the trust preferred securities so affected;

         o no waiver of any event of default with respect to a series of subordinated debt securities held by a trust may be effective without the consent of holders of a majority of aggregate liquidation amount of the trust preferred securities of such trust then outstanding;

         o in the event that the holders of the series of debt securities held by a trust are entitled to accelerate the principal of such series (for which the consent of holders of at least 25% of the principal amount is required), holders of trust preferred securities may participate in such acceleration, substituting for such purpose the liquidation amount of such holders for an equivalent amount of principal of the relevant series of debt securities; and

         o if more than one trust holds series of subordinated debt securities that expressly rank equal with each other, the holders of trust preferred securities of all those trusts will be treated as a single class.


         Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to a trust, if an Investment Company Event or a Tax Event shall occur and be continuing, we may, at our option, redeem such series of subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of such special event, at a redemption price equal to 100% of the principal amount of such subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

         For purposes of the trust-issued subordinated indenture, "Investment Company Event" means, in respect of a trust, the receipt by such trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, such trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such trust.

         For purposes of the trust-issued subordinated indenture, "Tax Event" means, in respect of a trust, the receipt by such trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of an amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of such trust, there is more than an insubstantial risk that:

         o such trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities;

         o interest payable by us on such subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States Federal income tax purposes; or

         o such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges.


         Unless the applicable prospectus supplement and applicable supplemental indenture provide otherwise, we will have the right under the indenture to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time. If we defer payments of interest, the trust will defer distributions on the trust preferred securities during the deferral period.

         COVENANTS APPLICABLE TO SUBORDINATED DEBT SECURITIES ISSUED TO A TRUST. We will covenant, as to each series of our subordinated debt securities issued to a trust in connection with the issuance of trust preferred securities and common securities by that trust, that we will not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock; or

         o make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary of ours if such guarantee ranks junior in interest to the subordinated debt securities of such series, other than:

             o    dividends or distributions in our common stock;

             o redemptions or purchases of any rights outstanding under any shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of stock under such plan in the future;

             o payments under any trust preferred securities guarantee of ours; and

             o purchases of common stock related to the issuance of common stock under any of our benefit plans for our directors, officers or employees;


         if at such time

             o there shall have occurred any event of which we have actual knowledge that:

                  o with the giving of notice or lapse of time or both, would constitute an event of default under the applicable subordinated indenture; and

                  o in respect of which we shall not have taken reasonable steps to cure;

             o we shall be in default with respect to our payment of obligations under the trust preferred securities guarantee relating to such trust preferred securities; or

             o we shall have given notice of our election to begin an Extension Period as provided in the applicable subordinated indenture with respect to the subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


         In the event our subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities and common securities of such trust, for so long as such series of subordinated debt securities remain outstanding, we will also covenant:

         o to maintain directly or indirectly 100% ownership of the common securities of such trust; provided, however, that any permitted successor of ours under the applicable subordinated indenture may succeed to our ownership of such common securities;

         o not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of our subordinated debt securities to the holders of trust preferred securities and common securities in liquidation of such trust, the redemption of all of the trust preferred securities and common securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the amended and restated trust agreement of such trust; and

         o to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause such trust to remain classified as a grantor trust for United States Federal income tax purposes.


         We will covenant in the subordinated debt securities indenture and the guarantee that if there is an event of default under a series of subordinated debt securities relating to the trust preferred securities, we are in default under the guarantee, or we elect to extend an interest payment period and the extension is continuing, then we will not take specified actions relating to our capital stock. See "Description of Trust Preferred Securities Guarantees - General" below.

                              DESCRIPTION OF UNITS

         We may issue units consisting of common stock, preferred stock, debt securities or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

         o the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

         o   the terms of any unit agreement governing the units;

         o if applicable, a discussion of certain United States federal income tax considerations; and

         o the provisions for the payment, settlement, transfer or exchange of the units.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         The trusts may issue trust preferred securities having the terms described in the applicable prospectus supplement. Each trust will be governed by the terms of the agreement under which the applicable trust is organized, which will be replaced by an amended and restated trust agreement in the form filed as an exhibit to the registration statement of which this prospectus forms a part, entered into at the time of any offering of trust preferred securities. The trust preferred securities will have the terms set forth in the amended and restated trust agreement and described in the related prospectus supplement. These terms will mirror the terms of the subordinated debt securities purchased by the trust using the proceeds from the sale of its trust preferred securities and its common securities. The subordinated debt securities issued to a trust are referred to as the "corresponding subordinated debt securities" relating to such trust. If we fail to make a payment on those corresponding subordinated debt securities, the applicable trust will not have sufficient funds to make distributions on the trust preferred securities.

         The following summary sets forth the material terms and provisions of each amended and restated trust agreement and the trust preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of amended and restated trust agreement for complete information regarding the terms and provisions of that agreement and of the trust preferred securities, including the definitions of some of the terms used below. The form of amended and restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever particular sections or defined terms of an amended and restated trust agreement are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

ISSUANCE, STATUS AND GUARANTEE OF TRUST PREFERRED SECURITIES

         Under the terms of the amended and restated trust agreement for each trust, the administrative trustees will issue the trust preferred securities on behalf of the trust. The trust preferred securities will represent preferred beneficial interests in the trust and the holders of the trust preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits under the corresponding amended and restated trust agreement. The trust preferred securities of each trust will rank equally, and payments will be made on the trust preferred securities pro rata, with the common securities of the trust. The property trustee will hold legal title to the corresponding subordinated debt securities in trust for the benefit of the holders of the related trust preferred securities and common securities. The common securities and the trust preferred securities of each trust are collectively referred to as the "trust securities" of the trust.

         We will issue a guarantee agreement for the benefit of the holders of each trust's trust preferred securities. Under such trust preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related trust preferred securities and amounts payable on redemption or liquidation of such trust preferred securities, but only to the extent that the related trust has funds on hand to make such payments. See "Description of Trust Preferred Securities Guarantees."

DISTRIBUTIONS

         Distributions on the trust preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the trust preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day, and without any additional distributions or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. A "Business Day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee or the trustee for the corresponding subordinated debt securities is closed for business.

         Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. References to "distributions" include any such additional distributions unless otherwise stated.

         If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. As a consequence of any such extension, distributions on the corresponding trust preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such trust preferred securities, by the trust which issued such trust preferred securities during any such Extension Period.

         The funds of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on a limited basis as set forth herein under "Description of Trust Preferred Securities Guarantees."

         Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates. As long as the trust preferred securities remain in book-entry form, the record dates will be one Business Day prior to the relevant distribution dates. In the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement.

REDEMPTION

         MANDATORY REDEMPTION. Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by a trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the property trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding subordinated debt securities. If less than all of any series of corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related trust preferred securities and the common securities.

REDEMPTION PROCEDURES

         Trust preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. Redemptions of the trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof called for redemption and distributions will cease to accrue on the related trust preferred securities or portions thereof.

         If a trust gives a notice of redemption, which notice will be irrevocable, in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest, and such trust preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day, and without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the related trust or by us pursuant to the trust preferred securities guarantee as described under "Description of Trust Preferred Securities Guarantees", distributions on such trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

         Subject to applicable law, including, without limitation, United States Federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

         Payment of the redemption price on the trust preferred securities shall be made to the applicable recordholders as they appear on the register for such trust preferred securities on the relevant record date, which shall be one Business Day prior to the relevant redemption date; provided, however, that in the event that any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

         If less than all of the trust preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust preferred securities and common securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular trust preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or by such other method as the property trustee shall deem fair and appropriate. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each amended and restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of trust preferred securities which has been or is to be redeemed.

EXCHANGE

         DISTRIBUTION OF CORRESPONDING SUBORDINATED DEBT SECURITIES. On and from the date fixed for any distribution of corresponding subordinated debt securities upon dissolution of a trust:

         o   the trust securities will no longer be deemed to be outstanding;

         o the depositary or its nominee, as the record holder of the applicable trust preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

         o any certificates representing such trust preferred securities not held by the depositary or its nominee will be deemed to represent beneficial interests in the corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.


         We cannot predict the market prices for the trust preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that you may purchase, or the corresponding subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, and the redemption price of, each trust's trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust's outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust's outstanding trust preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust's trust preferred securities then due and payable.

         In the case of any event of default under the amended and restated trust agreement resulting from an event of default under the corresponding subordinated debt securities, the holder of such trust's common securities will be deemed to have waived any right to act with respect to any such event of default under the applicable amended and restated trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until any such events of default under the applicable amended and restated trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on behalf of the holder of the trust's common securities, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         Unless otherwise specified in an applicable prospectus supplement, each trust will be terminated on the expiration of the term of such trust.

         The first to occur of any of the following events is an "early termination":

         o   bankruptcy, dissolution or liquidation of us;

         o our written direction to the property trustee to dissolve the trust and distribute the related subordinated debt securities directly to the holders of the trust preferred securities;

         o the redemption by the trust of all of the trust preferred securities; and

         o   the entry of a court order for the dissolution of the trust.


         Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with a redemption, after a trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the trust preferred securities issued by such trust will be entitled to receive:

         o the related subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder; or

         o if any distribution of the subordinated debt securities is determined by the property trustee not to be practical, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the liquidation amount of the trust preferred securities held by the holder, plus accumulated and unpaid distributions to the date of payment.


         If the trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a PRO RATA basis. However, if an event of default under the indenture for the trust preferred securities has occurred and is continuing, the trust preferred securities will have a priority over the common securities.

EVENTS OF DEFAULT

         The following will be events of default under the amended and restated trust agreement:

         o an event of default under the indenture occurs with respect to any related series of subordinated debt securities; or

         o default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days; or

         o default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable; or

         o default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the amended and restated trust agreement, other than a default described above, and continuation of the default or breach for a period of 60 days after notice was given to the defaulting trustee(s) by the holders of at least 25% in liquidation amount of the outstanding trust preferred securities specifying the default or breach and requiring it to be remedied;

         o the occurrence of a bankruptcy event with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days thereof; or

         o any other event of default specified in the applicable prospectus supplement occurs.


         If an event of default with respect to a related series of subordinated debt securities occurs and is continuing under the indenture, then the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities will have the right to declare the principal amount immediately due and payable. At any time after a declaration of acceleration has been made with respect to a related series of subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the trust preferred securities may rescind or annul any declaration of acceleration with respect to the related subordinated debt securities.

         We are required to furnish annually, to the property trustee for the trust, officers' certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the trust are not in default under the amended and restated declaration of trust or, if there has been a default, specifying the default and its status.

CONSOLIDATION, MERGER OR AMALGAMATION OF EACH TRUST

         A trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding trust preferred securities or the other trustees of such trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of the District of Columbia or any state in the United States of America if:

         o   the successor entity either:

         o expressly assumes all of the obligations of the trust relating to the trust preferred and common securities; or

         o substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments upon liquidation, redemption and otherwise;

         o we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

         o the successor securities are listed, or any successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the trust preferred securities are then listed, if any;

         o the merger event does not cause the trust preferred securities or any substituted successor securities to be downgraded by any national rating agency;

         o the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or any successor securities in any material respect;

         o   the successor entity has a purpose identical to that of the trust;

         o before the merger event, we receive an opinion of counsel from a nationally recognized law firm stating that:

         o the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities in any material respect; and

         o following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

         o we own all of the common securities of the successor entity and we guarantee the obligations of the successor entity under the successor securities at least to the extent provided under the guarantee.


         In addition, unless all of the holders of the trust preferred securities approve otherwise, the trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the Trust or the successor entity to be taxable as other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS

         Unless otherwise specified in the applicable prospectus supplement, the holders of the trust preferred securities will have no voting rights except as discussed below and as otherwise required by law.

         If any proposed amendment to the amended and restated trust agreement provides for, or the property trustee of the trust otherwise proposes to effect:

         o any action that would adversely affect in any material respect the powers, preferences or special rights of the trust preferred securities, whether by way of amendment to the amended and restated trust agreement or otherwise; or

         o the dissolution, winding-up or termination of the trust, other than pursuant to the terms of the amended and restated trust agreement,


then the holders of the outstanding trust preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities.

         The holders of a majority in aggregate liquidation amount of the trust preferred securities issued by the trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee, as holder of the subordinated debt securities to:

         o direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt indenture trustee for any related subordinated debt securities or execute any trust or power conferred on the subordinated debt indenture trustee with respect to the related subordinated debt securities;

         o   waive specified past defaults under the indenture;

         o exercise any right to rescind or annul a declaration that the principal of all debentures, shall be due or payable; or

         o consent to any amendment, modification or termination of the indenture where consent is required.

AMENDMENTS TO THE TRUST AGREEMENT

         The amended and restated trust agreement may be amended from time to time by all of the trustees and us without the consent of the holders of the trust preferred securities to:

         o cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provision;

         o modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will be classified as a grantor trust for United States federal income tax purposes at all times that any trust preferred securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940; or

         o reduce or increase the liquidation amount per trust preferred security along with the simultaneous proportionate increase or decrease in the number of trust preferred securities issued and outstanding solely for the purpose of maintaining the eligibility of the trust preferred securities for quotation or listing on any national securities exchange or other organization on which the trust preferred securities are then quoted or listed, provided that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the trust preferred securities.

         Other amendments to the amended and restated trust agreement may be made by us and the trustees of the trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes, or affect the trust's exemption from the Investment Company Act of 1940.

         Without the consent of each affected holder of common or trust preferred securities of the Trust, the amended and restated trust agreement may not be amended to:

         o change the amount or timing of any distribution on the trust preferred securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities as of a specified date; or

         o restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.


INFORMATION CONCERNING THE TRUSTEES

         Wilmington Trust Company serves as both the property trustee and the Delaware trustee under the trust agreements pursuant to which each trust is organized, and we expect them to continue in both roles under the amended and restated trust agreement for each trust. Wilmington Trust Company also serves as the trustee under the guarantee agreement related to the trust preferred securities and as the trustee under rabbi trusts formed for the benefit of certain of our employees. Wilmington Trust Company administers its corporate trust business at 1100 North Market Street, Wilmington, Delaware 19890.

         Two persons who are employees or officers of, or otherwise affiliated with, the Company will be named as the administrative trustees of the trusts under the amended and restated trust agreement for each trust. The prospectus supplement with respect to the issuance of any particular trust preferred securities will describe our relationships with the trustees at the time that any trust preferred securities are offered.

REMOVAL AND REPLACEMENT OF TRUSTEES

         Unless an event of default exists under the subordinated debt securities, we may remove any trustee at any time. If an event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the Trust's common securities. No resignation or removal of any trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated trust agreement.

COMMON SECURITIES

         In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities having the terms, including distributions, redemption, voting, liquidation rights or restrictions as shall be set forth therein and described in the prospectus supplement. All of the common securities of the trust will be directly or indirectly owned by the Company. Except for voting rights, the terms of the common securities issued by the trust will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, we, as the holder of the common securities, will also have the exclusive right to vote, and appoint, remove or replace any of the trustees of the trust.

GOVERNING LAW

         The amended and restated trust agreement and the trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

         Concurrently with the issuance by a trust of its trust preferred securities, we will execute and deliver a trust preferred securities guarantee agreement for the benefit of the holders from time to time of the trust preferred securities. Each such guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Wilmington Trust Company, an independent trustee, will act as indenture trustee under the guarantee agreement for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. The accompanying prospectus supplement will describe any significant differences between the guarantee and the summary below. The terms of the guarantee will be described in the guarantee agreement. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee agreement that is filed as an exhibit to the registration statement which includes this prospectus. The guarantee will be held by the trustee for the benefit of the holders of the trust preferred securities.

GENERAL

         We will agree, to the extent set forth in the guarantee agreement, to pay in full the following guarantee payments to the holders of the trust preferred securities as and when due, regardless of any defense, right of set-off or counterclaim that the applicable trust may have or assert:

         o any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for the distribution;

         o the redemption price, and all accrued and unpaid distributions to the date of redemption relating to any trust preferred securities called for redemption by a trust, to the extent the trust has funds available to make such payments; and

         o upon a voluntary or involuntary liquidation, winding-up or termination of a trust other than in connection with the distribution of the debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

             o the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make the distributions; and

             o the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.


         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the applicable trust to pay those amounts to those holders.

         In the guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if any event of default occurs under the guarantee or the subordinated debt securities indenture and is continuing or if we have elected to extend an interest payment period and the extension is continuing, then:

         o we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

             o dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

             o any declaration of a dividend or issuance of stock in connection with any stockholders' rights plan that we may adopt in the future, or the redemption or repurchase of any such rights pursuant thereto;

             o as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

             o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

             o purchases or acquisitions of our common stock in connection with the satisfaction by us of our obligations under any of our benefit plans for our directors, officers or employees or any dividend reinvestment plan or any other contractual obligation, other than a contractual obligation ranking equally with or subordinate to the subordinated debt securities relating to the trust preferred securities; and

         o we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equal with or junior to the subordinated debt securities relating to the trust preferred securities, or make any guarantee payment with respect to any guarantee of securities of any of our subsidiaries if such guarantee ranks junior to the subordinated debt securities in right of payment.


         We irrevocably will guarantee the payments described above, but only to the extent that the applicable trust has funds sufficient to make those payments. The guarantee, when taken together with our obligations under the subordinated debt securities issued to a trust and the related subordinated debt indenture and our obligations to pay the costs, expenses, debts and liabilities of the trust as described below in " - Expense Agreement," will provide a full and unconditional guarantee of the trust's obligations to make payments due on its trust preferred securities.

         The guarantee is a guarantee of payment and not of collection. The guarantee does not cover any payments when the applicable trust does not have sufficient funds available to make those payments. If and to the extent we do not make the required payments on the subordinated debt securities, the trust will not have sufficient funds to make its payments, including distributions on the trust preferred securities. If we fail to make payments under the guarantee, the holders of the trust preferred securities may enforce their rights as described below in "-- Events of Default."

         Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The applicable trust, as holder of the guarantee and the subordinated debt securities, generally will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

         As long as payments of interest and other payments are made when due on the related subordinated debt securities, those payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because:

         o the aggregate principal amount of debt securities will be equal to the sum of the aggregate stated liquidation amount of the common securities and the trust preferred securities;

         o the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

         o we will pay all, and no trust shall be obligated to pay, directly or indirectly, all of such trust's costs, expenses, debt and obligations, except for such trust's obligations to the holders of the common securities and the trust preferred securities; and

         o the amended and restated trust agreement further provides that the trustees of the trust will not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of such trust.


MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEE; ASSIGNMENT

         We may amend the guarantee without the consent of any holder of the trust preferred securities if the amendment does not adversely affect the rights of those holders in any material respect. We may otherwise amend the guarantee only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding. Except in connection with any merger or consolidation of us with or into another entity or any sale, transfer or lease of our assets to another entity, as permitted by the subordinated indenture, we may not assign our rights or delegate our obligations under the guarantee.

TERMINATION

         The guarantee will terminate:

         o upon full payment of the redemption price of all trust preferred securities;

         o upon distribution of the debt securities held by the applicable trust to the holders of the trust preferred securities of that trust; or

         o upon full payment of the amounts payable in accordance with the amended and restated trust agreement upon liquidation of the trust.


         The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under those securities or the guarantee.

EVENTS OF DEFAULT

         An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, subject to applicable notice and cure provisions.

         The holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under the guarantee or, if the guarantee trustee fails to enforce its rights under the guarantee agreement, to enforce the guarantee trustee's rights under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEE

         The guarantee will constitute an unsecured obligation of ours and will rank as follows:

         o subordinate and junior in right of payment to all our other liabilities, except those liabilities which may be made equal or subordinate by their terms;

         o equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

         o   senior to our common stock.


         The terms of the trust preferred securities will provide that, by acceptance of the trust preferred securities, each holder agrees to the subordination provisions and other terms of the guarantee. The guarantee does not limit the amount of additional indebtedness that we may incur.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         Wilmington Trust Company serves as the guarantee trustee under the guarantee agreement. See "Description of Trust Preferred Securities - Information Concerning the Trustees" for a description of our relationship with Wilmington Trust Company. The guarantee trustee, prior to the occurrence of a default with respect to the guarantee, undertakes to perform only those duties as are set forth specifically in the guarantee. After a default, the guarantee trustee is required to exercise the rights and powers vested in it by the guarantee to the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities, unless that holder offers reasonable indemnity against the costs, expenses and liabilities that might be incurred.

GOVERNING LAW

         The guarantee will be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

EXPENSE AGREEMENT

         Pursuant to the expense agreements to be entered into by us under the amended and restated trust agreement of each trust, we irrevocably and unconditionally will guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the trust preferred securities or other similar interests in the trust the amounts due such holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

                              PLAN OF DISTRIBUTION

         We and/or any trust may sell the securities being offered hereby in any of, or any combination of, the following ways: to investors directly; through agents; to or through underwriters; and/or through dealers.

         We and/or any trust may directly solicit offers to purchase securities and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

         Offers to purchase the securities may be solicited by agents designated by us and/or any trust from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us and/or any trust to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

         If the securities are sold by means of an underwritten offering, we and/or any trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time. Any such sales may be made in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices.

         Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all such securities if any are purchased.

         In connection with the sale of the securities, underwriters may be deemed to have received compensation from us and/or any trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         We and/or any trust may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If we and/or any trust grant any over-allotment option, the terms of that over-allotment option will be set forth in the related prospectus supplement.

         If we and/or any trust use a dealer in the sale of the securities in respect of which this prospectus is delivered, we and/or the trust will sell the securities to the dealer as principal. The dealer may then resell such securities to the public. Any such sales may be made in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

         Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a planned remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the applicable trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the applicable trust and its compensation will be described in the applicable prospectus supplement.

         Agents, dealers and remarketing firms participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us or the applicable trust, to indemnification from us or the applicable trust against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

         Agents, underwriters and dealers may engage in transactions that stabilize, maintain or otherwise affect the price of the securities being offered, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

         Certain of the agents, underwriters, dealers, remarketing firms and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries and/or any trust in the ordinary course of business.

         All securities offered will be a new issue of securities and will have no established trading market. Any underwriter to whom we and/or any trust sell securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of or the trading markets for any securities.

                                  LEGAL MATTERS

         The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Drinker Biddle & Reath LLP. Unless otherwise stated in the applicable prospectus supplement, the validity of the preferred securities offered by the trusts in the applicable prospectus supplement will be passed upon for the trusts by Potter Anderson & Corroon LLP, special Delaware counsel to the trusts. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedules included or incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the reports of KPMG LLP, independent accountants, incorporated by reference herein, given on the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION


HARLEYSVILLE GROUP INC.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including its exhibits and schedules. Our common stock is quoted on the Nasdaq National Market and reports and other information about us may also be inspected at the Nasdaq National Market at 1735 K Street, NW, Washington, DC 20007-1500.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

         o Our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 26, 2003 (Registration number 000-14697).

         o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 12, 2003 (Registration number 000-14697).

         o Our Current Reports on Form 8-K filed April 16, 2003, April 23, 2003 and April 25, 2003 (Registration number for each 000-14697).

         o The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on June 6, 1985, including any amendments or reports for the purpose of updating such description.

         o Our Proxy Statement dated March 21, 2003 for our 2003 Annual Meeting of Stockholders, filed with the SEC on March 21, 2003 (Registration number 000-14697).

         You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

                             Chief Executive Officer
                             Harleysville Group Inc.
                                355 Maple Avenue
                           Harleysville, PA 19438-2297
                                 (215) 256-5000


THE TRUSTS

         There are no separate financial statements of the trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the trust preferred securities of the trusts because:

         o we, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the trusts;

         o the trusts have no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the applicable trust and investing the proceeds in subordinated debt securities issued by us; and

         o our obligations under the amended and restated trust agreement of each trust, the guarantee issued with respect to the trust preferred securities of that trust and the subordinated debt securities purchased by that trust under the related indenture, when taken together, constitute a full and unconditional guarantee of payments due on the trust preferred securities. See "Description of Trust Preferred Securities Guarantees."

         The trusts are not subject to the information reporting requirements of the Exchange Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                                       Amount to be Paid
Registration fee..............................................$18,400
Printing......................................................$18,000
Legal fees and expenses......................................$125,000
Trustee fees..................................................$15,000
Accounting fees and expenses..................................$25,000
         Total...............................................$201,400

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation and Bylaws contain provisions permitted by the Delaware General Corporation Law ("DGCL") (under which we are organized) that provide that our directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.

         In addition, our Certificate of Incorporation contains provisions permitted by the DGCL that limit the monetary liability of our directors for certain breaches of their fiduciary duty, and our Bylaws provide for the advancement by us to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. We maintain directors' and officers' liability insurance to insure our directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)  The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number     Description of Document
-------    -----------------------

1.1*       Form of underwriting agreement for offering of common stock

1.2*       Form of underwriting agreement for offering of preferred stock

1.3*       Form of underwriting agreement for offering of depositary shares

1.4*       Form of underwriting agreement for offering of units

1.5* Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)

1.6* Form of underwriting agreement for offering of trust preferred securities of Harleysville Group Capital Trust I or Harleysville Group Capital Trust II and trust preferred securities guarantees of Harleysville Group Inc.

4.1+       Form of senior debt securities indenture

4.2+       Form of senior subordinated debt securities indenture

4.3+       Form of subordinated debt securities indenture

4.4+ Form of subordinated debt securities indenture between Harleysville Group Inc. and the Trustee, with respect to debt securities issued to Harleysville Group Capital Trust I or Harleysville Group Capital Trust II

4.5+       Form of senior debt security (included in Exhibit 4.1)

4.6+       Form of senior subordinated debt security (included in Exhibit 4.2)

4.7+       Form of subordinated debt security (included in Exhibit 4.3)

4.8+ Form of subordinated debt security for debt securities issued to Harleysville Group Capital Trust I or Harleysville Group Capital Trust II (included in Exhibit 4.4)

4.9** Form of certificate of designation with respect to any preferred stock (together with form of preferred stock certificate)

4.10+      Certificate of Trust of Harleysville Group Capital Trust I

4.11+      Certificate of Trust of Harleysville Group Capital Trust II

4.12+      Trust Agreement of Harleysville Group Capital Trust I

4.13+      Trust Agreement of Harleysville Group Capital Trust II

4.14+ Form of Amended and Restated Trust Agreement for Harleysville Group Capital Trust I or Harleysville Group Capital Trust II

4.15+ Form of Preferred Security Certificate for Harleysville Group Capital Trust I and Harleysville Group Capital Trust II (included in Exhibit E to the Form of Amended and Restated Trust Agreement filed as
           Exhibit 4.13 hereto)

4.16+ Form of Trust Preferred Securities Guarantee Agreement with respect to the trust preferred securities issued by Harleysville Group Capital Trust I or Harleysville Group Capital Trust II

4.17+ Form of Expense Agreement (included in Exhibit D to the Form of Amended and Restated Trust Agreement filed as Exhibit 4.13 hereto)

4.18*      Form of Deposit Agreement

4.19*      Form of Depositary Receipt

5.1+       Opinion of Drinker Biddle & Reath LLP

5.2+ Opinion of Potter Anderson & Corroon LLP as to Harleysville Group Capital Trust I

5.3+ Opinion of Potter Anderson & Corroon LLP as to Harleysville Group Capital Trust II

12+        Computation of Ratio of Earnings to Fixed Charges

23.1       Consent of KPMG LLP

23.2+      Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

23.3+      Consent of Potter Anderson & Corroon LLP (included in Exhibits 5.2 and 5.3)

24+        Power of Attorney

25.1+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities, senior subordinated debt securities, subordinated debt securities, and the subordinated debt securities to be issued to a trust

25.2+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Agreement of Harleysville Group Capital Trust I

25.3+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Agreement of Harleysville Group Capital Trust II

25.4+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Trust Preferred Securities Guarantee related to Harleysville Group Capital Trust I and II



* To be filed by amendment, or as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K, pursuant to Regulation S-K, Item 601(b).

** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

+          Previously filed.

ITEM 17.  UNDERTAKINGS

         (a) The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the then-effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrants hereby undertake that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Harleysville Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to its registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on June 10, 2003.


                                        HARLEYSVILLE GROUP INC.


                                        By: /s/ Walter R. Bateman
                                            -----------------------------------
                                            Walter R. Bateman
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                  Date

/s/  Walter R. Bateman                   Chairman, Chief Executive Officer      June 10, 2003
----------------------------             and a Director
Walter R. Bateman


/s/  Bruce J. Magee                      Senior Vice President, Chief           June 10, 2003
----------------------------             Financial Officer (Principal
Bruce J. Magee                           financial officer and principal
                                         accounting officer)


/s/        *                             Director                               June 10, 2003
----------------------------
Lowell R. Beck


/s/        *                             Director                               June 10, 2003
----------------------------
W. Thatcher Brown

/s/        *                             Director                               June 10, 2003
----------------------------
Michael L. Browne


/s/        *                             Director                               June 10, 2003
----------------------------
Robert D. Buzzell


/s/        *                             Director                               June 10, 2003
----------------------------
Mirian M. Graddick


/s/        *                             Director                               June 10, 2003
----------------------------
Joseph E. McMenamin


/s/        *                             Director                               June 10, 2003
----------------------------
Frank E. Reed


/s/        *                             Director                               June 10, 2003
----------------------------
Jerry S. Rosenbloom


                                         *By:/s/ Roger A. Brown
                                             ---------------------------------
                                             Roger A. Brown
                                             Attorney-in-Fact

                                   SIGNATURES

         Pursuant to the requirements of Securities Act of 1933, Harleysville Group Capital Trust I has duly caused this Amendment No. 2 to its registration statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on June 10, 2003.

                             HARLEYSVILLE GROUP CAPITAL TRUST I

                             By: Harleysville Group Inc., as Depositor



                             By: /s/ Walter R. Bateman
                                 ------------------------------------------
                                 Walter R. Bateman
                                 Chairman and Chief Executive Officer

                                   SIGNATURES


         Pursuant to the requirements of Securities Act of 1933, Harleysville Group Capital Trust II has duly caused this Amendment No. 2 to its registration statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on June 10, 2003.


                                   HARLEYSVILLE GROUP CAPITAL TRUST II

                                   By: Harleysville Group Inc., as Depositor



                                   By: /s/ Walter R. Bateman
                                      --------------------------------------
                                       Walter R. Bateman
                                       Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number     Description of Document

1.1*       Form of underwriting agreement for offering of common stock

1.2*       Form of underwriting agreement for offering of preferred stock

1.3*       Form of underwriting agreement for offering of depositary shares

1.4*       Form of underwriting agreement for offering of units

1.5* Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)

1.6* Form of underwriting agreement for offering of trust preferred securities of Harleysville Group Capital Trust I or Harleysville Group Capital Trust II and trust preferred securities guarantees of Harleysville Group Inc.

4.1+       Form of senior debt securities indenture

4.2+       Form of senior subordinated debt securities indenture

4.3+       Form of subordinated debt securities indenture

4.4+ Form of subordinated debt securities indenture between Harleysville Group Inc. and the Trustee, with respect to debt securities issued to Harleysville Group Capital Trust I or Harleysville Group Capital Trust II

4.5+       Form of senior debt security (included in Exhibit 4.1)

4.6+       Form of senior subordinated debt security (included in Exhibit 4.2)

4.7+       Form of subordinated debt security (included in Exhibit 4.3)

4.8+ Form of subordinated debt security for debt securities issued to Harleysville Group Capital Trust I or Harleysville Group Capital Trust II (included in Exhibit 4.4)

4.9** Form of certificate of designation with respect to any preferred stock (together with form of preferred stock certificate)

4.10+      Certificate of Trust of Harleysville Group Capital Trust I

4.11+      Certificate of Trust of Harleysville Group Capital Trust II

4.12+      Trust Agreement of Harleysville Group Capital Trust I

4.13+      Trust Agreement of Harleysville Group Capital Trust II

4.14+ Form of Amended and Restated Trust Agreement for Harleysville Group Capital Trust I or Harleysville Group Capital Trust II

4.15+ Form of Preferred Security Certificate for Harleysville Group Capital Trust I and Harleysville Group Capital Trust II (included in Exhibit E to the Form of Amended and Restated Trust Agreement filed as
           Exhibit 4.13 hereto)

4.16+ Form of Trust Preferred Securities Guarantee Agreement with respect to the trust preferred securities issued by Harleysville Group Capital Trust I or Harleysville Group Capital Trust II

4.17+ Form of Expense Agreement (included in Exhibit D to the Form of Amended and Restated Trust Agreement filed as Exhibit 4.13 hereto)

4.18*      Form of Deposit Agreement

4.19*      Form of Depositary Receipt

5.1+       Opinion of Drinker Biddle & Reath LLP

5.2+ Opinion of Potter Anderson & Corroon LLP as to Harleysville Group Capital Trust I

5.3+ Opinion of Potter Anderson & Corroon LLP as to Harleysville Group Capital Trust II

12+        Computation of Ratio of Earnings to Fixed Charges

23.1       Consent of KPMG LLP

23.2+      Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

23.3+      Consent of Potter Anderson & Corroon LLP (included in Exhibits 5.2 and 5.3)

24+        Power of Attorney

25.1+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities, senior subordinated debt securities, subordinated debt securities, and the subordinated debt securities to be issued to a trust

25.2+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Agreement of Harleysville Group Capital Trust I

25.3+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Agreement of Harleysville Group Capital Trust II

25.4+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Trust Preferred Securities Guarantee related to Harleysville Group Capital Trust I and II

* To be filed by amendment, or as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K, pursuant to Regulation S-K, Item 601(b).

** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

+          Previously filed.